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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 2)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          CARDIAC PATHWAYS CORPORATION
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             (Exact name of Registrant as specified in its charter)

                Delaware                                       77-0278793
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(State of incorporation or organization                  (IRS Employer I.D. No.)



                 995 Benecia Avenue, Sunnyvale, California 94086

                    (Address of principal executive offices)



        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

        Securities to be registered pursuant to Section 12(b) of the Act:


                                      None
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                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Share Purchase Rights
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ITEM 1.        DESCRIPTION OF SECURITIES TO BE REGISTERED.

               Effective June 28, 2001, Cardiac Pathways Corporation amended the Preferred Shares Rights Agreement, dated as of April 22, 1997 and amended as of July 23, 1999, between Cardiac Pathways Corporation and Wells Fargo Bank Minnesota, N.A. (as successor in interest to Norwest Bank Minnesota, N.A.), as Rights Agent.

               The amendment of the Preferred Shares Rights Agreement effected the following changes:

          (1) rendered the Preferred Shares Rights Agreement inapplicable to the merger and other transactions contemplated by the tender offer, merger and other transactions contemplated by the Agreement and Plan of Merger, dated as of June 28, 2001, by and among Cardiac Pathways Corporation, Boston Scientific Corporation and Adam Acquisition 2001 Inc.; and

          (2) provided for all outstanding rights under the Preferred Shares Rights Agreement to terminate immediately prior to the effective time of the merger described above.

ITEM 2.        EXHIBITS

        4.3 Amendment No. 2 to Preferred Shares Rights Agreement, dated as of June 28, 2001, between Cardiac Pathways Corporation and Wells Fargo Bank Minnesota, N.A. as Rights Agent.











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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



        Date:  June 29, 2001          CARDIAC PATHWAYS CORPORATION



                                      By:  /s/  THOMAS M. PRESCOTT
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                                           Thomas M. Prescott
                                           President and Chief Executive Officer














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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  4.3       Amendment No. 2 to Preferred Shares Rights Agreement, dated as of
            June 28, 2001, between Cardiac Pathways Corporation and Wells Fargo
            Bank Minnesota, N.A. as Rights Agent.

